Press Release                                  For Immediate Release

Company Contact:

Company Contact:
William Swain, GraphOn Corporation
1.800.GRAPHON
Bill.Swain@GraphOn.com

   GraphOn Corp. Today Announces Fourth Quarter and Year End 2003
    Results; Will Host Fourth Quarter Investors Teleconference on
                              Friday, March 5, 2004

MORGAN HILL, CA, USA - March 4, 2004 - GraphOn(R) Corporation, (OTCBB: GOJO) (www.graphon.com) a leading developer of business software for remote computing, today announced it will host an investor conference call at 11:00 am Pacific Coast Time (2:00 pm East Coast Time) on Friday, March 5, 2004, moderated by GraphOn CEO and Chairman, Robert Dilworth and Chief Financial Officer, William Swain. Discussions will include a review of financial results of the fourth quarter and year-end, which ended December 31, 2003. The GraphOn management team will discuss the company's business and will take questions for a limited time following the presentation.

U.S. and Canada participants may access the call by phone by dialing (877) 591-1124 ten minutes prior to the call; international participants may dial
(706) 643-0488 and state GraphOn Conference Call.

GraphOn Corporation also reported results for the fourth quarter and year-end, which ended December 31, 2003.

Financial Highlights

Revenues were approximately $865 thousand for the three-month period ended December 31, 2003, as compared to approximately $1.6 million recorded in the same period of 2002. Revenues were approximately $4.2 million for the twelve-month period ended December 31, 2003, as compared to approximately $3.5 million for the same period of 2002. The net loss for the three-month period ended December 31, 2003 was approximately $577 thousand, as compared to the approximate $73 thousand net loss for the same period of 2002. The net loss for the twelve-month period ended December 31, 2003 was approximately $1.9 million, as compared to the approximate $8.8 million net loss for the same period of 2002. The loss per common share on a basic and diluted basis for the quarter ended December 31, 2003 was $0.03 per share as compared with a loss of $0.00 per share for the same quarter of 2002. The loss per common share on a basic and diluted basis for the twelve-month period ended December 31, 2003 was $0.11 per share as compared with a loss of $0.50 per share for the same period in 2002.

"As we have stated in the past, our quarterly revenue can be "lumpy" and we have historically seen substantial fluctuations, similar to what we experienced in both the fourth quarter of this year as well as last year; however, we are pleased with the increase in total revenue this year as compared to the total revenue we reported in 2002," Robert Dilworth, CEO, said. "We are a small company with limited resources and are continually striving to better understand the reporting implications of the complex and expanding accounting interpretations, relative to the requirements of revenue recognition for software companies, and as such we endeavor to be conservative in our reporting. It is important to note that in addition to the increase in revenue for 2003, we also increased our deferred revenue by almost $400 thousand this year over 2002." Mr. Dilworth continued, "We are pleased with the results of our operations for the year, in that the increase in total revenue we attained combined with the reduction in expenses we were able to accomplish, allowed us to contain our net loss in 2003 to less than $2 million as compared to the nearly $9 million net loss we sustained in 2002."

About GraphOn Corporation

For over a decade, GraphOn Corporation has been an innovator and developer of business connectivity software. GraphOn's high performance software provides fast remote access, cross platform capability, and a centralized architecture that delivers a dramatically lower cost of ownership to the user. Using GO-Global, any application can be simply and easily Web enabled without any software modification required, allowing applications to be run from browsers or portals. GraphOn, which markets its solutions through OEM licenses, independent software vendors (ISVs), application service providers (ASPs), value-added resellers (VARs) and systems integrators, is headquartered in Morgan Hill, CA and is traded on the Over the Counter Bulletin Board under the ticker GOJO (OTCBB:GOJO). For more information, please visit the company's Web site at http://www.graphon.com.

This press release contains statements that are forward looking as that term is defined by the United States Private Securities Litigation Reform Act of 1995. These statements are based on current expectations that are subject to risks and uncertainties. Actual results will differ due to factors such as shifts in customer demand, product shipment schedules, product mix, competitive products and pricing, technological shifts and other variables. Readers are referred to GraphOn's most recent periodic and other reports filed with the Securities and Exchange Commission.

GraphOn and GO-Global are a registered trademarks of GraphOn Corp. All other trademarks belong to their respective owners.

                                # # #

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

GRAPHON CORPORATION
Condensed Balance Sheets

                                                 December 31,      December 31,
                                                    2003               2002
                                               ------------       ------------
 Cash and cash equivalents                     $  1,025,500       $  1,958,200
 Accounts receivable, net                           521,100            337,900
 Other current assets                                23,100            192,000
                                               ------------       ------------
 Total current assets                             1,569,700          2,488,100
                                               ------------       ------------
 Property and equipment, net                        144,800            421,900
 Purchased technology, net                          335,000          1,163,100
 Capitalized software, net                          500,600            406,500
 Other assets                                        11,900             70,000
                                               ------------       ------------
 Total assets                                    $2,562,000       $  4,549,600
                                               ============       ============

 Current liabilities                           $    523,100       $  1,023,800
 Deferred Revenue                                 1,192,000            796,100
 Stockholders' equity                               846,900          2,729,700
                                               ------------       ------------
 Total liabilities and stockholders' equity    $  2,562,000       $  4,549,600
                                               ============       ============

Condensed Statements of Operations

                                     Three months ended December 31,    Twelve months ended December 31,
                                          2003             2002               2003              2002
                                     ------------     ------------       ------------      ------------
 Revenue                             $    864,700     $  1,587,400       $  4,170,300      $  3,535,000
 Cost of revenue                          391,000          308,700          1,371,600         1,679,900
                                     ------------     ------------       ------------      ------------
 Gross Profit                             473,700        1,278,700          2,798,700         1,855,100
                                     ------------     ------------       ------------      ------------
 Selling and marketing                    390,100          522,100          1,679,800         2,235,100
 General and administrative               281,200          483,700          1,419,100         2,801,000
 Research and development                 381,400          351,200          1,515,000         2,831,300
 Fixed assets impairment                        -                -                  -           914,000
 Restructuring charge                           -                -             80,100         1,942,800
                                     ------------     ------------       ------------      ------------
 Total operating expenses               1,052,700        1,357,000          4,694,000        10,724,200
                                     ------------     ------------       ------------      ------------
 Loss from operations                    (579,000)         (78,300)        (1,895,300)       (8,869,100)
 Other income (expense), net                1,600            5,400              8,700            76,600
                                     ------------     ------------       ------------      ------------
 Loss before income taxes                (577,400)         (72,900)        (1,886,600)       (8,792,500)
 Income taxes                                   -                -                  -                 -
                                     ------------     ------------       ------------      ------------
 Net loss                            $   (577,400)    $    (72,900)      $ (1,886,600)     $ (8,792,500)
                                     ============     ============       ============      ============
 Basic and diluted loss per share    $      (0.03)    $      (0.00)      $      (0.11)     $      (0.50)
                                     ============     ============       ============      ============
 Weighted average shares outstanding   16,618,459       16,594,408         16,607,328        17,465,099
                                     ============     ============       ============      ============
